Exhibit 21.1

                                  HemaSure Inc.

                              List of Subsidiaries
                              --------------------


                                    Jurisdiction of
Name                                Incorporation/Organization
----                                --------------------------

HemaPharm Inc.                      Delaware

HemaSure A/S                        Denmark





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